UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

NPS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Hills Drive, 3rd Floor Bedminster, NJ 07921
(Address of principal executive offices)
(908) 450-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 5, 2007, the Compensation Committee of the Board of Directors of NPS Pharmaceuticals, Inc. (“NPS” or the “Company”) approved the following one-time stock awards under the NPS 2005 Omnibus Incentive Plan (“2005 Plan”) to the Chief Executive Officer and certain of the Company’s 2007 Named Executive Officers in recognition of services rendered during 2007:

Name	Cash Value of Awards (1)

Dr. N. Anthony Coles	$400,000

Gerard J. Michel	$92,304

Alan L. Mueller	$106,967

Val R. Antczak	$187,298

Gregory M. Torre	$118,950

(1)	The number of NPS shares issued pursuant to each award will be determined based on the closing price of NPS common stock on the Nasdaq Global Select Market on the date of issuance.

In recognition of the Company’s 2007 performance, the Compensation Committee approved a cash award to Dr. Coles in the amount of $450,000. The Compensation Committee also approved amendments to Dr. Coles employment agreement that provide for a 5% increase in base compensation in 2007, retroactive to March 1, 2007, and an increase of 4.5% in base compensation for the year ended December 31, 2008. The foregoing description is qualified by reference to the full text of the amendment, which will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPS PHARMACEUTICALS, INC.

Date:	December 11, 2007	By:	/s/ Andrew Rackear
Andrew Rackear, Senior Vice President, Legal Affairs, General Counsel and Secretary